Exhibit 99.2

Kulicke & Soffa Pte. Ltd. 23A Serangoon North Ave 5 Singapore 554369 +65 6880-9600 main Co. Regn. No. 199902120H
Kulicke and Soffa Industries, Inc. 1005 Virginia Drive Fort Washington, PA 19034 USA +1-215-784-6000 main www.kns.com

 Kulicke & Soffa Schedules Second Quarter 2021 Conference Call for
8AM EDT, May 6th, 2021

SINGAPORE – April 19, 2021 – Kulicke and Soffa Industries, Inc. (NASDAQ: KLIC) (“Kulicke & Soffa”, “K&S” or the “Company”), a global leader in the design and manufacture of semiconductor, LED and electronic assembly equipment, today announced a conference call is scheduled to discuss the Company's second fiscal quarter 2021 financial results, and its business outlook, on Thursday May 6, 2021 at 8:00am EDT.
The Company will issue its second fiscal quarter 2021 financial results on Wednesday May 5, 2021 after market close.
To access the conference call, interested parties may call +1-877-407-8037 or internationally +1-201-689-8037. A live webcast will also be available at investor.kns.com.
A replay will be available from approximately one hour after the completion of the call through May 13th by calling toll-free +1-877-660-6853 or internationally +1-201-612-7415 and using the replay ID number of 13717954. A webcast replay will also be available at investor.kns.com.

About Kulicke & Soffa
Kulicke & Soffa (NASDAQ: KLIC) is a leading provider of semiconductor, LED and electronic assembly solutions serving the global automotive, consumer, communications, computing and industrial markets. Founded in 1951, K&S prides itself on establishing foundations for technological advancement - creating pioneering interconnect solutions that enable performance improvements, power efficiency, form-factor reductions and assembly excellence of current and next-generation semiconductor devices.
Leveraging decades of development proficiency and extensive process technology expertise, Kulicke & Soffa’s expanding portfolio provides equipment solutions, aftermarket products and services supporting a comprehensive set of interconnect technologies including wire bonding, advanced packaging, lithography, and electronics assembly. Dedicated to empowering technological discovery, always, K&S collaborates with customers and technology partners to push the boundaries of possibility, enabling a smarter future.

Contacts:

Kulicke and Soffa
Marilyn Sim
Public Relations
P: +65-6880-9309
F: +65-6880-9580
msim@kns.com

Kulicke and Soffa
Joseph Elgindy
Investor Relations & Strategic Initiatives
P: +1-215-784-7500
F: +1-215-784-6180
investor@kns.com
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